Exhibit 99.1

BIOSTAR PHARMACEUTICALS, INC. RECEIVES PATENT FOR AOXING GANBAO

Press Release
Source: Biostar Pharmaceuticals, Inc.
On Friday October 2, 2009, 8:00 am EDT

XIANYANG, China, Oct. 2 /PRNewswire-Asia-FirstCall/ -- Biostar Pharmaceuticals, Inc. (OTC Bulletin Board: BSPM - News; "Biostar" or "the Company"), a Xianyang-based developer, manufacturer and supplier of pharmaceutical products and medical nutrients addressing a variety of diseases and conditions, today announced it has received a patent from China's State Intellectual Property Bureau for its Aoxing Ganbao product. The patent number is 551073.

Aoxing Ganbao is a traditional Chinese herbal product that is complementary for its flagship Xin Aoxing Oleanolic Acid Capsule to treat Hepatitis B. Ganbao is applied topically to effectively combat Hepatitis B conditions by nourishing the liver and reducing inflammation without side effects. The patient attaches the product to the waist with herbs facing the navel. Each dose can be used for one month and most patients consistently utilize it over the long-term since Hepatitis B is a chronic condition. The retail price of Aoxing Ganbao is approximately $20 and carries gross margins of 70%. The product is distributed through the Company's existing channels to pharmacies and the patent will prevent its competitors from producing similar products for 20 years.

"We are very pleased to receive this patent approval for our Aoxing Ganbao Product, which we expect to further improve the Aoxing brand name. As a complementary product, Aoxing Ganbao will further increase the sales of our flagship Hepatitis B product, Xin Aoxing Oleanolic Acid Capsule," said Mr. Wang Ronghua, Chairman and CEO of Biostar Pharmaceuticals, Inc. "We plan to further extend our research and development capabilities aimed at launching complementary products to address the large Hepatitis B market opportunity in addition to other indications with high revenue potential which will drive incremental growth for Biostar. We expect to receive additional patents for multiple indications over the coming year which will further strengthen our branded product base."

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly-owned subsidiary in China, develops, manufactures and markets pharmaceutical and medical nutrient products for a variety of diseases and conditions. The Company's most popular product is its Xin Ao Xing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, Biostar manufactures two broad-based OTC products, two prescription-based pharmaceuticals and ten nutrients. The Company has adopted international standards and is in the process of applying for two patents.

Safe Harbor

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our S-1 dated June 27, 2008, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, our 10-K for the year ended December 31, 2008, and other recent filings. These filings are available at www.sec.gov. We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

        For further information, contact:

         Ms. Elaine Zhao, CFO
         Tel: +1-626-456-2789
         Email: elaine@biostarpharmaceuticals.com

         John Mattio
         HC International, Inc.
         Tel: US +1-914-669-5340
         Email: john.mattio@hcinternational.net
         Web: http://www.hcinternational.net